H. F. Ahmanson & Company and Subsidiaries
Statement of Computation of Earnings Per Share
Exhibit 11


     Common stock equivalents identified by the Company in determining its earnings per common share are stock options, restricted stock awards, stock appreciation rights and the 6% Cumulative Convertible Preferred Stock, Series D which is convertible into Common Stock at $24.335 per share of Common Stock. The following is a summary of the calculation of earnings per common share:


                                                      For the Three Months Ended     For the Six Months Ended
                                                              June 30,                        June 30,
                                                     ---------------------------    ---------------------------
                                                        1994             1993          1994            1993
                                                     -----------     -----------    -----------     -----------
                                                           (dollars in thousands, except per share data)
Primary earnings (loss) per common share:

  Net earnings (loss)                                $    73,541     $  (290,982)   $   128,896     $  (258,126)
  Less accumulated dividends on preferred stock          (12,607)         (8,295)       (25,215)        (14,497)
                                                     -----------     -----------    -----------     -----------
      Net earnings (loss) attributable
        to common shares                             $    60,934     $  (299,277)   $   103,681     $  (272,623)
                                                     ===========     ===========    ===========     ===========
  Weighted average number of common shares
    outstanding                                      116,917,744     116,810,687    116,930,554     116,735,661
  Dilutive effect of outstanding common stock
    equivalents                                          280,884         350,947        275,427         480,014
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of primary
    earnings per share                               117,198,628     117,161,634    117,205,981     117,215,675
                                                     ===========     ===========    ===========     ===========
      Primary earnings (loss) per common share       $      0.52     $     (2.55)   $      0.88     $     (2.33)
                                                     ===========     ===========    ===========     ===========


Fully diluted earnings (loss) per common share:

  Net earnings (loss)                                $    73,541     $  (290,982)   $   128,896     $  (258,126)
  Less accumulated dividends on preferred stock           (8,295)         (8,295)       (16,590)        (14,497)
                                                     -----------     -----------    -----------     -----------
      Net earnings (loss) attributable
        to common shares                             $    65,246     $  (299,277)   $   112,306     $  (272,623)
                                                     ===========     ===========    ===========     ===========

  Weighted average number of common shares
    outstanding                                      116,917,744     116,810,687    116,930,554     116,735,661
  Dilutive effect of outstanding common stock
    equivalents                                       12,154,241         350,947     12,172,313         480,014
                                                     -----------     -----------    -----------     -----------
  Weighted average number of common shares as
    adjusted for calculation of fully diluted
    earnings per share                               129,071,985     117,161,634    129,102,867     117,215,675
                                                     ===========     ===========    ===========     ===========
      Fully diluted earnings (loss)                  $      0.51     $     (2.55)   $      0.87     $     (2.33)
        per common share                             ===========     ===========    ===========     ===========





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